UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2025

Gesher Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42562	98-1833264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3141 Walnut Street, Suite 203b
Denver, Colorado 80205

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 993-1560

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	GSHRU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	GSHR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	GSHRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2025, Sagi Dagan, the Chief Financial Officer of Gesher Acquisition Corp. II (the “Company”) and a member of the Board of Directors of the Company (the “Board”), submitted a letter to the Board pursuant to which he notified them of his resignation, effective as of December 31, 2025, as both the Chief Financial Officer and a director of the Company. Mr. Dagan’s resignation is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

On December 2, 2025, the Board accepted the resignation of Mr. Dagan and appointed Caroline Fu as the Deputy Chief Financial Officer of the Company, effective as the date hereof, and as the Chief Financial Officer of the Company, effective January 1, 2026.

Ms. Fu has more than 15 years of experience in fundamental investment research. Most recently, since August 2025, she has served as a consultant to the Company, in connection with its search and diligence of potential target companies. Prior to that, she served as the lead Industrial Analyst at Norias Capital, a long-short equity hedge fund, from January 2024 to September 2024. Prior to joining Norias, Ms. Fu held a series of investment analyst roles across several prominent firms, including Point72 Asset Management (from January 2019 to September 2021), Citadel Asset Management (Surveyor) (from March 2015 to December 2017), and Maverick Capital (from August 2010 to June 2012), where she focused primarily on generating and evaluating investment ideas within the Industrial and Energy sectors. She holds an MBA degree from The Wharton School of the University of Pennsylvania and an M.Phil. in Statistical Sciences from the University of Cambridge. Ms. Fu earned her undergraduate degree in Mathematics from Imperial College London.

No family relationships exist between Ms. Fu and any director or executive officer of the Company. There are no transactions to which the Company is or was a participant and in which Ms. Fu has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment, Ms. Fu signed a joinder to that certain letter agreement dated as of March 20, 2025, by and among the Company, its officers, its directors and Gesher Acquisition Sponsor II LLC, pursuant to which, among other things, the signatories agreed to waive certain redemption rights and to vote any ordinary shares of Company they hold in favor of an initial business combination. Ms. Fu also entered into a standard indemnity agreement with the Company, a form of which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 28, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GESHER ACQUISITION CORP. II

	By:	/s/ Ezra Gardner
		Name:	Ezra Gardner
		Title:	Chief Executive Officer

Dated: December 3, 2025

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